UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2005

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO	63105-3443
(Address of principal executive offices)	(Zip Code)

(314) 480-1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)	On December 20, 2005, the Board of Directors of Olin Corporation (the “Company”) finalized its election of John M. B. O’Connor as a new Class III director, effective on January 27, 2006. Mr. O’Connor also was appointed, effective January 27, 2006, to serve on the Audit Committee and the Directors and Corporate Governance Committee of the Company’s Board of Directors. A copy of the press release announcing the election of Mr. O’Connor is attached as Exhibit 99.1 and incorporated herein by reference.

No arrangement or understanding exists between Mr. O’Connor and any other person or persons pursuant to which he was elected as a director. Neither Mr. O’Connor nor any member of his immediate family is a party to any transactions or proposed transactions with the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of the Company approved an amendment to Article II, Section 1 of the Company’s Bylaws, effective January 27, 2006, to increase the number of directors from ten to eleven. A copy of the revised Bylaws, which will be effective on January 27, 2006, is attached as Exhibit 3(b).

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Exhibit
3(b)	Bylaws as amended January 27, 2006.

99.1	Press Release, dated December 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ George H. Pain
Name:	George H. Pain
Title:	Vice President, General
Counsel and Secretary

Date: December 27, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit
3(b)	Bylaws as amended January 27, 2006.

99.1	Press Release, dated December 27, 2005.